SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant |_|

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MID-AMERICA APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE
SUITE 300
MEMPHIS, TENNESSEE 38138

April 30, 2003

TO THE SHAREHOLDERS OF
MID-AMERICA APARTMENT COMMUNITIES, INC.

     In connection with the Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. (the “Company”) to be held on June 2, 2003, we enclose a Notice of Annual Meeting of Shareholders, a Proxy Statement and a form of proxy.

     At the meeting you will be asked to elect three Class III directors to serve until the 2006 Annual Meeting of Shareholders or until their successors are duly elected and qualified. You will also be asked to ratify the selection of KPMG LLP as the Company’s independent auditors for 2003 and to approve the Long-Term Performance Based Incentive Plan for the Company’s executive officers. Information about these matters is contained in the attached Proxy Statement.

     Detailed information relating to the Company’s activities and operating performance during 2002 is contained in the Company’s 2002 Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2002, both of which are being mailed to you with this Proxy Statement, but neither of which is a part of the proxy soliciting material. If you do not receive or have access to the 2002 Annual Report to Shareholders or the Annual Report on Form 10-K, please notify Leslie Wolfgang, Corporate Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

     You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the stamped envelope as soon as possible.

Very truly yours, H. Eric Bolton, Jr. President and Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE
SUITE 300
MEMPHIS, TENNESSEE 38138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 2, 2003

     Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Mid-America Apartment Communities, Inc. (the “Company”) will be held on June 2, 2003, at 4:00 P.M., local time, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018, for the following purposes:

1.	To elect three Class III directors to serve until the 2006 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
2.	To ratify the selection of KPMG LLP as the Company’s independent auditors for 2003.
3.	To approve the Long-Term Performance Based Incentive Plan for the Company’s executive officers.
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 7, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will be closed at that time.

     There is enclosed, as a part of this Notice, a Proxy Statement that contains further information regarding the Annual Meeting, the nominees for election to the Board of Directors of the Company, the independent auditors of the Company, and the proposed Long-Term Performance Based Incentive Plan for the Company’s executive officers.

By Order of the Board of Directors Leslie Bratten Cantrell Wolfgang Corporate Secretary

IMPORTANT

     SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE
SUITE 300
MEMPHIS, TENNESSEE 38138

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 2, 2003
GENERAL INFORMATION

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) of Mid-America Apartment Communities, Inc. (the “Company”) to be held on June 2, 2003 at 4:00 P.M., local time, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018 and at any adjournment thereof.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction where or from any person to whom it is unlawful to make such proxy solicitation. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has been no change in the information set forth herein since the date of the Proxy Statement.

THE PROXY

     The solicitation of proxies by means of the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mail, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. It is expected that this Proxy Statement will first be sent to shareholders on or about April 30, 2003.

     Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. If no instruction is indicated on the proxy, the named holders of the proxies will vote all such shares of Common Stock (hereinafter defined) of such holder (i) FOR the election of the nominees named herein as directors, (ii) FOR the ratification of the selection of KPMG LLP as the Company’s independent auditors for 2003, and (iii) FOR approval of the Long-Term Performance Based Incentive Plan for the Company’s executive officers. The named holders of proxies will use their discretion in voting the shares of Common Stock in connection with any other business that may properly come before the Annual Meeting.

     A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by (i) submitting another proxy with a more recent date than that of the proxy first given, (ii) attending the Annual Meeting and voting in person, or (iii) sending written notice of revocation to the Company’s Corporate Secretary, Leslie Wolfgang.

VOTING RIGHTS

     Each outstanding share of the Company’s common stock, $.01 par value (the “Common Stock”), is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on April 7, 2003 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on April 7, 2003, the Company had 17,893,631 shares of Common Stock outstanding.

     No specific provision of the Tennessee Business Corporation Act, the Company’s Charter or the Company’s Bylaws addresses the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. In the absence of any specific instructions, brokers may vote those shares in their discretion with respect to certain routine proposals. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain non-routine proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a “broker non-vote”, which will be counted for purposes of determining the presence of a quorum but will not be counted in the voting results. An abstention, likewise, will be counted as present or represented for purposes of determining whether a quorum exists but will not count in the voting results.

REQUIRED VOTE

     Under Tennessee law and the Company’s Charter and Bylaws, if a majority of the votes entitled to be cast is present at the Annual Meeting so as to constitute a quorum, in person or by proxy, approval of each matter submitted to the shareholders of the Company for a vote at the Annual Meeting, excluding the election of directors, will require the affirmative vote of a majority of the votes cast, either in person or by proxy. Election of directors will require the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of March 31, 2003, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

None

(1)	Based on 17,882,032 shares of Common Stock outstanding on March 31, 03, plus the total number of shares of Common Stock issuable (i) in exchange for Class A common units of limited partnership interest in Mid-America Apartments, L.P. (the “Units”) and (ii) upon exercise of options exercisable within 60 days of March 31, 2003 that were held by all directors, director nominees and executive officers named in the Summary Compensation Table.

Security Ownership of Management

     The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2003 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

George E. Cates**	909,155	(2)	4.71%
Robert F. Fogelman	656,824	(3)	3.40%
John F. Flournoy	653,356	(4)	3.38%
Simon R. C. Wadsworth**	254,919	(5)	1.32%
H. Eric Bolton, Jr	254,405	(6)	1.32%
Ralph Horn	44,419	(7)	*
Michael S. Starnes	9,710	(8)	*
John S. Grinalds**	7,941	(9)	*
Alan B. Graf, Jr	1,547	(10)	*
All Directors, Nominees and Executive
Officers as a group (9 Persons)	2,792,276		14.46%
(1)	Based on 17,882,032 shares of Common Stock outstanding on March 31, 2003, plus the total number of shares of Common Stock issuable in exchange for Units and issuable upon exercise of options exercisable within

60 days of March 31, 2003 that were held by the listed individuals as a group. With respect to each listed person (and all listed persons, as a group), the beneficial ownership of such person or group includes the number of shares of Common Stock issuable to such person or group in exchange for Units plus the number of shares of Common Stock issuable to such person or group in respect to options exercisable within 60 days of March 31, 2003. Except as indicated in the footnotes to this table, each listed person possesses sole voting and investment power with respect to all shares of Common Stock shown as owned by such person.

(2)	Includes 413,163 shares owned directly by Mr. Cates, as to 344,796 of which Mr. Cates has sole voting power and as to 68,367 of which Mr. Cates has shared voting power; 41,360 shares held by a family limited partnership in which Mr. Cates is a partner; 17,542 shares held by Mr. Cates through an individual retirement account; 201,233 shares that Mr. Cates has the current right to acquire upon redemption of Units; 187,900 shares that Mr. Cates has the right to acquire upon the exercise of options that are currently exercisable; and 317 shares held in a deferred compensation account. Also includes 9,437 shares and 38,203 Units owned by Mr. Cates’ wife, over which Mr. Cates exercises no voting or investment power.

(3)	Includes 42,500 shares held by Romar Partnership as to which Mr. Fogelman shares voting and investment power; 36,000 shares held by Camaro, LP as to which Mr. Fogelman shares voting and investment power; 570,500 shares that Mr. Fogelman has the current right to acquire upon redemption of Units; 3,000 shares that Mr. Fogelman has the right to acquire upon the exercise of options that are currently exercisable; and 4,824 shares held in a deferred compensation account.

(4)	Includes 607,989 shares owned directly by Mr. Flournoy; 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of Units; and 4,096 shares held in a deferred compensation account.

(5)	Includes 78,621 shares owned directly by Mr. Wadsworth, as to 75,408 of which Mr. Wadsworth has sole voting power and as to 3,213 of which Mr. Wadsworth has shared voting power; 17,218 shares held by Mr. Wadsworth through an individual retirement account; 2,423 shares attributed to Mr. Wadsworth in the Company’s Employee Stock Ownership Plan; 52,188 shares that Mr. Wadsworth has the right to acquire upon redemption of Units; and 104,469 shares that Mr. Wadsworth has the right to acquire upon the exercise of options that are currently exercisable.

(6)	Includes 20,694 shares owned directly by Mr. Bolton, as to 15,705 of which Mr. Bolton has sole voting power and as to 4,989 of which Mr. Bolton has shared voting power; 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of Units; 121,300 shares that Mr. Bolton has the right to acquire upon the exercise of options that are currently exercisable, and 2,411 shares attributed to Mr. Bolton in the Company’s Employee Stock Ownership Plan.

(7)	Includes 37,000 shares owned directly by Mr. Horn; 1,000 shares that Mr. Horn has the right to acquire upon the exercise of options that are currently exercisable; and 6,419 shares held in a deferred compensation account.

(8)	Includes 3,000 shares owned directly by Mr. Starnes; 1,000 shares that Mr. Starnes has the right to acquire upon the exercise of options that are currently exercisable; and 5,710 shares held in a deferred compensation account.

(9)	Includes 1,009 shares owned directly by General Grinalds; 1,000 shares that General Grinalds has the right to acquire upon the exercise of options that are currently exercisable; 140 shares held by General Grinalds through an individual retirement account; and 5,792 shares held in a deferred compensation account.

(10)	Includes 1,547 shares held in a deferred compensation account.
*	Represents less than 1% of total.
**	Director Nominee.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Committees and Meetings of the Board of Directors

     The Board of Directors presently has an Audit Committee, a Compensation Committee and a Nominating/ Corporate Governance Committee, all of which are composed of certain of its independent directors. The Company may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors is currently composed of Messrs. Graf (Chairman), Grinalds and Starnes. The Board of Directors and the Audit Committee believe that the current composition of the Audit Committee satisfies Section 303.01(B) of the New York Stock Exchange listing standards, which governs audit committee composition, including the requirement that all audit committee members be “independent directors” as that term is defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. The Audit Committee met five times during 2002. For more information concerning the Audit Committee and its activities, please see “Audit Committee Report” on page 13 of this Proxy Statement.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors is currently composed of Messrs. Horn (Chairman), Fogelman, Grinalds, and Starnes. The Compensation Committee determines compensation for the Company’s executive officers and administers the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the Company’s Non-Qualified Executive Deferred Compensation Plan. The Compensation Committee met twice during 2002.

     NOMINATING/CORPORATE GOVERNANCE COMMITTEE. The Nominating/Corporate Governance Committee of the Board of Directors is currently composed of Messrs. Horn (Chairman), Fogelman, Grinalds, and Starnes. The Nominating/Corporate Governance Committee identifies and recommends individuals qualified to serve as directors for nomination by the Board of Directors for election by the shareholders at the Annual meeting of Shareholders. The Nominating/Corporate Governance Committee also develops and recommends to the Board of Directors corporate governance principles applicable to the Company. The Nominating/Corporate Governance Committee met once during 2002.

     DIRECTOR MEETINGS. The affairs of the Company are managed under the direction of its Board of Directors as provided by the Company’s Bylaws and the laws of Tennessee, the Company’s state of incorporation. The Board of Directors holds regular meetings quarterly during the Company’s fiscal year. There are presently nine directors. The Board of Directors held four regular meetings during fiscal 2002. During 2002, none of the Company’s directors attended fewer than 75% of the total number of Board meetings and meetings of committees of the Board on which he served.

Compensation of Directors

     Directors who are employees of the Company or one of its subsidiaries do not receive additional remuneration for serving as directors. Commencing in 2002, the Compensation Committee established that each non-employee Director will receive $22,000 annually for serving on the Board of Directors. To compensate for their additional duties, the Audit Committee chairman receives an additional $15,000 annually, and other committee chairmen receive an additional $5,500 annually. Directors also receive $1,000 for attending a Board meeting or a committee meeting not held in conjunction with a Board meeting in person and $500 for attending a Board meeting or a committee meeting not held in conjunction with a Board meeting by telephone. All compensation is made by way of issuance of shares of the Company’s common stock into the Company’s Non-Qualified Deferred Compensation Plan For Outside Company Directors.

Nominees for Directors

     The Company’s Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors has set at nine the number of directors constituting the full Board of Directors.

     The Board of Directors proposes to nominate Messrs. Cates, Grinalds and Wadsworth for election to serve as Class III directors of the Company, all of whom are currently directors of the Company. The remaining members of the Board of Directors listed below will continue as members until their respective terms expire as indicated below.

     Unless a shareholder specifies otherwise on the proxy card, such shareholder’s shares of Common Stock will be voted for the election of the nominees to serve as directors until the annual meetings set forth below and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the proxy card are expected to consult with the management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
(TERMS EXPIRING 2006)

     GEORGE E. CATES, age 65. Mr. Cates has served as a director of the Company since 1994 and served as Chairman of the Board of Directors from the time of its initial public offering in February 1994 until September 2002. Mr. Cates served as President and Chief Executive Officer of the Company from February 1994 until his planned retirement in October 2001. Mr. Cates was President and Chief Executive Officer of The Cates Company from 1977 until its merger with the Company in February 1994. Mr. Cates also serves as a director for First Tennessee National Corporation.

Committees: None

     JOHN S. GRINALDS, age 65. General Grinalds has served as a director of the Company since November 1997. General Grinalds became the President of The Citadel, Charleston, South Carolina in 1997. Prior to assuming the presidency of The Citadel, General Grinalds was the headmaster of Woodberry Forest School in Virginia. From 1989 to 1991, General Grinalds held the rank of Major General and was the commanding general of the Marine Corps Recruit Depot in San Diego, California.

Committees: Audit, Compensation, Nominating/Corporate Governance

     SIMON R. C. WADSWORTH, age 56. Mr. Wadsworth has been Executive Vice President, Chief Financial Officer and a director of the Company since March 1994.

Committees: None

INCUMBENT DIRECTORS — CLASS I
(TERMS EXPIRING 2004)

     JOHN F. FLOURNOY, age 62. Mr. Flournoy has served as a director of the Company since November 1997. Mr. Flournoy has been Chief Executive Officer of Flournoy Development Company for more than six years.

Committees: None

     ROBERT F. FOGELMAN, age 67. Mr. Fogelman has served as a director of the Company since July 1994 and has been the President of Fogelman Investment Company, a privately owned investment firm, for more than six years.

Committees: Compensation, Nominating/Corporate Governance

     MICHAEL S. STARNES, age 58. Mr. Starnes has served as a director of the Company since July 1998. Mr. Starnes founded M.S. Carriers, Inc., a truckload transportation and logistics company, in 1978 and served as

Chairman and Chief Executive Officer until its merger with Swift Transportation Co., Inc. in June 2001. Since June 2001, Mr. Starnes has served as President of M.S. Carriers, a subsidiary of Swift Transportation Co., Inc. He is also a director of Swift Transportation Co., Inc., RFS Hotel Investors, Inc. and Union Planters Corporation.

Committees: Audit, Compensation, Nominating/Corporate Governance

INCUMBENT DIRECTORS — CLASS II
(TERMS EXPIRING 2005)

     H. ERIC BOLTON, JR., age 46. Mr. Bolton has served as a director of the Company since February 1997. Mr. Bolton is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Bolton joined the Company in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining the Company was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

Committees: None

     ALAN B. GRAF, JR., age 49. Mr. Graf has served as a director of the Company since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, he was executive vice president and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980 and also serves as the Chairman of the Board of FedEx Custom Critical. He is also a director of NIKE Inc. and Kimball International, Inc.

Committees: Audit (Chairman)

     RALPH HORN, age 62. Mr. Horn has served as a director of the Company since April 1998. Mr. Horn serves as Chairman of the Board of First Tennessee National Corporation (“FTNC”). Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation in July 1991, Chief Executive Officer in April 1994, and Chairman of the Board effective January 1, 1996. Mr. Horn retired as Chief Executive Officer and President of FTNC in 2002. Mr. Horn is also a director of Harrah’s Entertainment, Inc. and Gaylord Entertainment Corporation.

Committees: Compensation (Chairman), Nominating/Corporate Governance (Chairman)

Certain Transactions with Management

     All transactions involving related parties must be approved by a majority of the disinterested members of the Company’s Board of Directors. The Company has transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

     The Company has a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of First Tennessee National Corporation (“FTNC”), has committed approximately $20 million towards this line of credit. The Company has also entered into interest rate swap agreements with First Tennessee Bank totaling a notional amount of $75 million based on three-month LIBOR. One of the Company’s directors, Mr. Horn, is Chairman of the Board of Directors and the previous Chief Executive Officer and President of FTNC. Both the line of credit and the interest rate swap agreements were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties.

Indebtedness of Management to the Company

     In 1997, 1998, and 2000 the Company sold shares of Common Stock and Units to certain employees pursuant to a Leadership Employee Stock Ownership Program (“LESOP”). Under the LESOP, shares of Common Stock and Units were sold to employees at market prices, with 15% of the sale price bonused to the employee over a five-year period.

     Mr. Cates purchased a total of 175,000 shares pursuant to this program at an aggregate purchase price of $4,496,500. Roughly 85% of this amount, or $3,822,063 was funded by personal loans obtained by Mr. Cates, and the balance, $674,437, was funded by the Company’s LESOP bonus program over a five-year period.

     Mr. Bolton purchased a total of 110,000 Units pursuant to this program at an aggregate purchase price of $2,966,500. Roughly 85% of this amount, or $2,521,563 was funded by personal loans obtained by Mr. Bolton, and the balance, $444,937 was funded by the Company’s LESOP bonus program over a five-year period.

     Mr. Wadsworth purchased a total of 100,000 shares and Units pursuant to this program at an aggregate purchase price of $2,706,500. Roughly 85% of this amount, or $2,300,563 was funded by personal loans obtained by Mr. Wadsworth, and the balance, $405,937 was funded by the Company’s LESOP bonus program over a five-year period.

     In April 2002 the Company entered into duplicate LESOP bonus programs to the existing Common Stock and Unit Sales. These agreements take effect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price.

     The employees of the Company listed in the table below are indebted to the Company pursuant to such promissory notes for shares of Common Stock and Units acquired under the LESOP, which amounts are bonused to them over a five year period. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2002 and the amount outstanding at March 31, 2003. Such indebtedness bears interest at rates ranging from 5.59% to 6.49% per annum.

	Maximum Indebtedness During 2002	Indebtedness at March 31, 2003

George E. Cates (1)	$471,487.50	$605,287.50
H. Eric Bolton, Jr	276,187.50	444,937.50
Simon R. C. Wadsworth	237,187.50	405,937.50

Total executive officers	$984,862.50	$1,456,162.50

(1)	George E. Cates was not an executive officer of the Company during 2002, but is shown here as a participant in the LESOP program as a result of his former executive status with the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

						Awards			Payouts

Name and Position	Year	Salary	Bonus	Other Annual Compen- sation (1)		Restricted Stock Awards		Securities Underlying Options/ SARs	LTIP Payouts	All Other Compen- sation

H. Eric Bolton, Jr.	2002	$296,512	$4,562	$105,415	(2)	$450,004	(4)	60,000	—	—
Chairman, President	2001	$274,483	$102,460	$109,804	(2)	$—		40,500	—	—
and Chief Executive	2000	$258,011	$129,508	$118,872	(2)	$99,844		25,500	—	—
Officer

Simon R. C. Wadsworth	2002	$213,615	$4,562	$97,388	(3)	$322,497	(4)	40,000	—	—
Executive Vice	2001	$204,615	$89,815	$102,577	(3)	$—		23,000	—	—
President, Chief	2000	$197,257	$102,564	$108,749	(3)	$27,734		23,000	—	—
Financial Officer
and Director

(1)	Represents supplemental bonus pursuant to the Company’s LESOP, the majority of which was offset against the indebtedness of the executive officers to the Company described in “Indebtedness of Management to the Company” above, and matching contributions to the Company’s Executive Deferred Compensation Retirement Plan.

(2)	Mr. Bolton’s offsets of indebtedness related to the Company’s LESOP in 2002, 2001 and 2000 were each $88,987.50. The Company matches to Mr. Bolton’s deferred compensation account were $8,674, $7,667 and $7,459 for 2002, 2001 and 2000, respectively.

(3)	Mr. Wadsworth’s offsets of indebtedness related to the Company’s LESOP in 2002, 2001 and 2000 were each $81,187.50. The Company matches to Mr. Wadsworth’s deferred compensation account were $8,953.09, $9,252 and $7,005 for 2002, 2001 and 2000, respectively.

(4)	Mr. Bolton’s and Mr. Wadsworth’s restricted stock issuances of 17,544 and 12,753 shares, respectively, were made under the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan.

     OPTION GRANTS AS OF DECEMBER 31, 2002. The following table provides information on option grants during the year ending December 31, 2002 to the executive officers listed in the table above.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)
Name	Number of Securities Underlying Options/ SARs Granted			Expiration Date

					5%	10%

H. Eric Bolton, Jr	60,000	17.2%	25.52	2/19/2012	$962,963	$2,440,338
Simon R. C. Wadsworth	40,000	11.4%	25.52	2/19/2012	$641,976	$1,626,892

     On February 19, 2003, 2004, 2005, 2006 and 2007, the options vest 10%, 10%, 20%, 30% and 30%, respectively.

     AGGREGATED OPTION EXERCISES THROUGH DECEMBER 31, 2002. The following table provides information on options held by the executive officers listed above through December 31, 2002, and the value of each of their unexercised options at December 31, 2002.

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2002 Exercisable/ Unexercisable
	Exercised Options			Value of Unexercised In-The-Money Options/SARs at December 31, 2002 (2) Exercisable/ Unexercisable

Name	Shares Acquired on Exercise	Value Realized (1)

H. Eric Bolton, Jr	—	—	94,150/134,850	$38,494/$	156,755
Simon R. C. Wadsworth	2,000	$3,680	81,569/97,100	$47,411/$	115,847

(1)	Based on the market value of the underlying securities at exercise less the exercise price.
(2)	Based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2002 of $24.45 per share, less the exercise price.

     SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS THROUGH DECEMBER 31, 2002. The following table provides information with respect to the Company’s compensation plans under which equity securities of the registrant are authorized for issuance as of December 31, 2002.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(2)

Equity compensation plans approved by
security holders	1,424,024	$24.37	236,561
Equity compensation plans not approved by
security holders	N/A	N/A	N/A

Total	1,424,024	$24.37	236,561

(1)	Columns (a) and (b) above do not include 108,631 shares of restricted stock that are subject to vesting requirements which were issued through the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan or 33,438 shares of common stock which have been purchased by employees through the Employee Stock Purchase Plan.

(2)	Column (c) above includes 119,999 shares available to be issued under the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and 116,562 shares available to be issued under the Company’s Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

     The Compensation Committee at the beginning of 2002 consisted of Messrs. Horn (Chairman), Flournoy, Fogelman, Grinalds and Starnes. Beginning in November 2002 the Compensation Committee consisted of Messrs. Horn (Chairman), Fogelman, Grinalds and Starnes. During 2002 no employee of the Company participated in decisions related to his compensation. Except as described in this section, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company’s Board of Directors or Compensation Committee.

     Mr. Horn, who serves as the Chairman of the Compensation Committee, is also the Chairman of the Board of FTNC and served as FTNC’s Chief Executive Officer and President from 1994 until his retirement as such in 2002. First Tennessee Bank, the principal banking subsidiary of FTNC, has committed approximately $20 million towards a line of credit which the Company has with a group of banks led by AmSouth Bank. The Company has also entered into interest rate swap agreements with First Tennessee Bank totaling a notional amount of $75 million based on three-month LIBOR. Both the line of credit and the interest rate swap agreements were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties.

     Mr. Flournoy was formerly an officer of the Company but resigned in June 1999. Mr. Flournoy began serving on the Compensation Committee only after he ceased being an employee of the Company, and thus he did not participate in any decision related to his own compensation. As Mr. Flournoy does not meet the independence standards of the New York Stock Exchange (the “NYSE”) as approved by the NYSE Board of Directors on August 1, 2002, he is no longer serving on the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Board of Directors is currently composed solely of Independent Directors. The Compensation Committee is responsible for ensuring that a proper balance of current compensation and longer-term equity-based rewards are offered to executive management to provide incentives to increase shareholder value.

     Each executive officer’s compensation is determined annually by the committee, including base salary, discretionary cash bonuses, and stock incentive awards. The Company’s compensation policy is to reward performance, which leads to long-term growth in shareholder value per share.

Base Salary and Annual Incentive Compensation

     Executive management’s compensation, including their salaries, is based upon the competitive market for their services, their specific responsibilities, experience and overall performance. The company conducts a survey annually (“Survey”) of multifamily Real Estate Investment Trusts (“REITs”) by reviewing publicly available information on compensation of the REITs’ senior management personnel, with special emphasis on those of similar geographic concentration, size, and/or business focus as the Company. This information is compiled and made available to the Compensation Committee in advance of its meeting in the beginning of each year.

     The Compensation Committee sets executive compensation programs to be competitive with REITs which are included in the Survey, taking into account individually each component of compensation, including base salary, annual bonus programs, and long term incentive plans which it believes will best align executive management’s interests with those of shareholders over a long term period. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive.

     For 2003, the participants in the annual executive bonus plan are Messrs. Bolton and Wadsworth. In setting the 2003 annual bonus plan, which is re-evaluated at the beginning of each year, the Compensation Committee has adopted a plan which takes into account growth of Funds Available for Distribution (“FAD”) per share (defined as Funds From Operations less recurring capital expenditures) over 2002, and the achievement of individual goals as approved by the Compensation Committee. In a year when no FAD growth is achieved, the Compensation Committee has the option of approving, or not, a bonus payment considering the Company’s performance relative to the performance of its peers over the same time period. The Compensation Committee also has the ability to factor in any unique variables that may or may not occur that impact the Company’s performance. The scope of the plan was set with the goal of making it an important part of executive management’s total compensation and making the plan competitive with programs offered by those REITs included in the Survey.

Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan

     The Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan (the “1994 Plan”) was established in 1994 to be the Company’s long-term incentive plan for executive officers and other selected employees. The objective of the program is to retain and motivate executives to improve long-term stock performance. The Compensation Committee has the authority, within limitations set forth in the 1994 Plan, (i) to establish rules and regulations concerning the 1994 Plan, (ii) to determine the persons to whom options and restricted securities may be granted, (iii) to fix the number of shares of Common Stock to be covered by each option and (iv) to set the terms and provisions of each option and restricted security to be granted. Stock options are generally granted at the prevailing market value and will only have value if the Company’s stock increases in value.

     The Compensation Committee has not approved any issuances of stock options under the 1994 Plan for executive or other officers in 2003. In lieu of these historical annual issuances, the executive officers and some key managers in the Company were granted restricted stock. Dependent upon the executive officer’s continued employment with the Company, the restricted stock vests 20% annually from 2007 through 2011 with opportunities for earlier vesting based on compounded annual FAD growth. None of the restricted shares vested in 2002.

Long-Term Performance Based Incentive Compensation Plan

     In February 2003, subject to shareholder approval, the Compensation Committee by authorization of the Board of Directors approved a new Long-Term Performance Based Incentive Compensation Plan for executive officers (the “Plan”). The Plan provides executive officers with the opportunity to earn restricted stock based on a three-year performance window from 2003 to 2005. Performance goals are based on shareholders achieving defined investment returns over the three-year window and the Company’s performance ranking in the top third of benchmark performance goals, (defined by the Compensation Committee). Any earned restricted stock would vest 20% a year over the five-year period from 2006 to 2010, dependent upon the executive officer’s continued employment with the Company.

     The shareholders will vote at the Annual Meeting this year on a proposal to approve the Plan. See “Proposal No. 3” on page 16 for further information.

Non-Qualified Executive Deferred Compensation Plan

     The non-qualified deferred compensation plan is the Company’s long-term incentive plan for key employees who are not qualified for participation in the Company’s 401(k) plan. Under the terms of the plan, key employees may elect to defer a percentage of their compensation and the Company matches a portion of their salary deferral with similar provisions as apply for the Company’s 401(k) plan. The plan is designed so that the employees’ investment earnings under the non-qualified plan should be the same as the earning assets in the Company’s 401(k) plan.

Compensation of Chief Executive Officer

     Mr. Bolton’s employment agreement with the Company, entered into in December 1999, provides for a base salary of $296,515 for the year ended December 31, 2002. The Compensation Committee considered this annual base salary to be competitive with comparable REITs to the Company. During the calendar year 2002, Mr. Bolton received $105,787 in bonus compensation, $101,225 of which was earned related to work performed in 2001.

Employment Agreements

     The Company entered into employment agreements with Messrs. Bolton and Wadsworth in December 1999. These employment agreements have substantially similar terms, except for their base salary provisions. Each one (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for annual base salaries for the executives, subject to increase at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

     Upon the executive’s termination due to death or permanent disability or in the event the executive is terminated without cause by the Company or suffers a constructive termination of his employment in the absence of a change of control, the Company will pay the executive all amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with his termination without cause or constructive termination by the Company.

     If the executive is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of the Company, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, the Company shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of the Company paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with the change of control.

     Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive not to hire other employees of the Company upon severance.

COMPENSATION COMMITTEE Ralph Horn (Chairman) Robert F. Fogelman John S. Grinalds Michael S. Starnes

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors. The Board believes that the current composition of the Audit Committee satisfies the requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Audit Committee operates under a written charter approved by the Board of Directors.

     Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Any such registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee will have these procedures in place in a timely fashion to comply with regulatory requirements. The Audit Committee also reviews and approves the release of the Company’s quarterly earnings and management’s process for issuing earnings guidance. To these ends, the Audit Committee has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants any issues that may affect the accountants’ objectivity and independence.

     Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Alan B. Graf, Jr. (Chairman) John S. Grinalds Michael S. Starnes

FISCAL 2002 AUDIT FEE SUMMARY

Audit Fees

     Financial statement audit fees, including quarterly reviews, for the fiscal year ended December 31, 2002 were $252,000.

Financial Information Systems Design and Implementation Fees

     No fees were billed by KPMG LLP for the fiscal year ended December 31, 2002 for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

     Audit related fees for employee benefit plans, audits of subsidiary partnerships required by regulatory authorities, a consent related to an S-3 filing to register shares, and comfort letters related to the Company’s preferred stock offering and the sale of common stock for a shareholder were $190,180.

Tax Compliance Services

     Fees for tax compliance and tax consulting services were $288,060 in 2002 for services related to the Company’s 2001 tax returns.

     In accordance with the Securities and Exchange Commission’s auditor independence requirements, the Audit Committee has considered whether the provision of non-audit services is compatible with the auditors’ independence.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to the shareholders of Mid-America Apartment Communities, Inc. (“MAA”) to the S&P 500 and the Equity REIT Total Return index prepared by the National Association of Real Estate Investment Trusts (“NAREIT”). It assumes that the base share price for the Company’s Common Stock and each index is $100 and that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

MID-AMERICA APARTMENT COMMUNITIES, INC.
TOTAL RETURN PERFORMANCE

Index	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002

MAA	100	86	95	105	134	137
S&P 500	100	129	156	141	125	97
NAREIT Equity REITs	100	82	79	99	113	118

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers to file with the Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and to furnish the Company with copies of all forms filed.

     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to the Company’s directors and executive officers were completed on a timely basis.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as Class III directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES FOR CLASS III DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF KPMG LLP
AS THE 2003 INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the Company’s independent auditors for 2003. KPMG LLP served as independent auditors of the Company for the year ended December 31, 2002. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the selection of KPMG LLP as the Company’s independent auditors for 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ADOPTION OF PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF THE LONG-TERM PERFORMANCE BASED
INCENTIVE PLAN FOR EXECUTIVE OFFICERS

     In February 2003, subject to shareholder approval, the Compensation Committee by authorization of the Board of Directors approved a new Long-Term Performance Based Incentive Compensation Plan for executive officers (the “Plan”). The Plan allows executive management to earn performance units that convert into restricted stock based on achieving defined total shareholder investment performance levels. Following are the details of the Plan.

Plan Period

     The Plan results in the potential award of restricted stock based on the Company’s performance from January 1, 2003 through December 31, 2005. Dependent upon the executive officer’s continued employment with the Company, any restricted stock awarded will vest 20% annually from 2006 through 2010.

Shareholder Investment Return Performance

     Shareholder investment return performance is calculated by the combination of dividends paid plus either (i) the market closing price of the Company’s common stock on December 31, 2005, or (ii) the value of the Company’s common stock at the close of business December 31, 2005. The value of the Company’s common stock will be calculated by using a 12.5 multiple of Funds Available for Distribution (“FAD”) per share earned in 2005. The methodology utilized will be that which generates the highest performance unit award pay-out at December 31, 2005.

Performance Units

     The number of performance units to be issued is dependent upon the compounded shareholder investment return performance as indicated in the following table:

Compounded Shareholder Investment Return Performance	Percentage of Value Created to be Awarded

<= 10.0%	0%
10.1% – 11.0%	1%
11.1% – 12.0%	2%
>= 12.1%	3%

     In addition to the above, the compounded shareholder investment return performance must rank within the top one-third of peer multifamily REITs as defined by the Compensation Committee.

     The number of performance units awarded will equal the percentage of value created to be awarded times the total shareholder value created, divided by the value or price per share used in the generation of the shareholder investment return performance. The performance units will then be allocated 60% to the Chief Executive Officer and 40% to the Chief Financial Officer. Following is an example of these calculations:

	2002	2003	2004	2005	3 Year Total per Share	Total

Outstanding Shares and Units (1)						20,592,000
Value per Share Basis (1)
Dividends Paid		$2.34	$2.34	$2.34	$7.02	$144,555,840
Share Value	$27.20			$29.00	$1.80	$37,065,600

Total Shareholder Value Created						$181,621,440
Compounded Shareholder Investment
Return Performance						10.6%
1% x Total Shareholder Value Created						$1,816,214
Number of Performance Units Awarded
($1,816,214 divided by $ 29.00)						62,628
Price per Share Basis (1)
Dividends Paid		$2.34	$2.34	$2.34	$7.02	$144,555,840
Share Price	$24.45			$26.25	$1.80	$37,065,600

Total Shareholder Value Created						$181,621,440
Compounded Shareholder Investment
Return Performance						11.8%
2% x Total Shareholder Value Created						$3,632,429
Number of Performance Units Awarded
($3,632,429 divided by $ 26.25)						138,378
In this example the price per share calculation would be used as it generates the highest performance unit award.

(1)	Values used are for example purposes only and do not imply expected performance or the Company’s ability to achieve these levels.

Restricted Stock

     Each performance unit is immediately convertible to restricted shares of the Company’s common stock. The restricted shares will not be transferable or have voting privileges until they vest, but will be entitled to any dividend payments that may occur at a rate consistent with the dividend rate for all other common stock of the Company.

Vesting

     Dependent upon the executive officer’s continued employment with the Company, the restricted shares will vest at a rate of 20% a year from 2006 through 2010. In the event of death, disability, retirement or change of control any unvested shares of restricted stock will immediately vest.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ADOPTION OF PROPOSAL NO. 3.

SHAREHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

     Shareholders’ proposals intended to be presented at the 2004 annual meeting of shareholders must be received by the Company no later than December 31, 2003 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. The Company has discretionary voting authority with respect to any shareholder proposals received after March 14, 2004.

OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules but excluding exhibits thereto, is being mailed along with this Proxy Statement. Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company, for a reasonable fee, will provide a copy of these exhibits. Requests should be directed to Leslie Wolfgang, Corporate Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee, 38138, which is the address of the Company’s principal executive offices.

BY ORDER OF THE BOARD OF DIRECTORS Leslie Bratten Cantrell Wolfgang Corporate Secretary

April 30, 2003

PROXY

MID-AMERICA APARTMENT COMMUNITIES, INC
6584 POPLAR AVENUE, SUITE 300, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie Bratten Cantrell Wolfgang and Simon R.C. Wadsworth, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. (the “Company”) held of record by the undersigned on April 7, 2003 at the Annual Meeting of Shareholders to be held on June 2, 2003, or any adjournment thereof.

(PLEASE SEE REVERSE SIDE)

C/O WACHOVIA BANK CORPORATE TRUST GROUP EQUITY SERVICES, NC 1153 1525 WEST W.T. HARRIS BOULEVARD, 3C3 CHARLOTTE, NC 28288-1153

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mid-America Apartment Communities, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
MAACI1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Vote on Directors

1.	ELECTION OF THREE CLASS III DIRECTORS.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
	01)	George E. Cates	|_|	|_|	|_|
	02)	John S. Grinalds
	03)	Simon R.C. Wadsworth

Vote on Proposals		For	Against	Abstain

2.	RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2003.	|_|	|_|	|_|

3.	APPROVAL OF THE LONG-TERM PERFORMANCE BASED INCENTIVE PLAN.	|_|	|_|	|_|

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.

Please sign this proxy exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this proxy should be signed in the full corporate name by the President or other authorized officer. If a partnership, it should be signed in the full partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date